AGREEMENT AND THIRD AMENDMENT

TO WORKING CAPITAL LINE OF CREDIT AGREEMENT

            THIS AGREEMENT AND THIRD AMENDMENT TO WORKING CAPITAL LINE OF CREDIT AGREEMENT, hereinafter referred to as this "Amendment", dated as of April 17, 2003, is made and entered into by and among PARKWAY PROPERTIES LP, a Delaware limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

W I T N E S S E T H:

            WHEREAS, the Borrower and the Lender have entered into a Working Capital Line of  Credit Agreement dated as of August 7, 2001, which has been amended by an Agreement and First Amendment to Credit Agreement dated as of March 27, 2002, and an Agreement and Second Amendment to Credit Agreement dated as of August 5, 2002 (the "Credit Agreement"); and

            WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects, and the Lender has approved such request;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Borrower and the Lender do hereby agree as follows:

            Section 1.  Section 5.15(A) of the Credit Agreement shall be deemed to be amended to provide that the two hundred percent (200%) requirement will be reduced to one hundred eighty-two percent (182%) on or after the date hereof.

            Section 2.  Borrower represents and warrants that the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on  and as of the date hereof as though made on and as of such date.  Borrower hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

            Section 3.  Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect.  The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect.

            Section 4.  The term "Credit Agreement" as used in the Credit Agreement, the other Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower shall mean the Credit Agreement as hereby amended.

            Section 5.  This Amendment (a) shall be binding upon the Borrower and the Lender and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement); (b) may be modified or amended only in accordance with the Credit Agreement; (c) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

            Section 6.  THIS AGREEMENT AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first set forth herein.

                                                                        PARKWAY PROPERTIES LP,

                                                                        a Delaware limited partnership

                                                                        By:       Parkway Properties General Partners, Inc., General Partner

                                                                                    By:_______________________

                                                                                    Name:_____________________

                                                                                    Title:______________________

                                                                                    By:_______________________

                                                                                    Name:_____________________

                                                                                    Title:______________________

                                                                        PNC BANK, NATIONAL ASSOCIATION,

                                                                        By:_____________________________

                                                                        Name:   Brendan B. McCarthy

                                                                        Title:      Vice President